UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2012

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma		73107
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

El Dorado Facility Nitric Acid Plant

On November 30, 2012, El Dorado Chemical Company (“EDCC”), a subsidiary within the Chemical Business of LSB Industries, Inc. (the “Company”), entered into an agreement (the “Agreement”) with Weatherly Inc. (“Weatherly”) for the licensing, engineering, and procurement of major manufacturing equipment for a new 1,100 ton per day 65% strength nitric acid plant to be constructed at EDCC’s El Dorado, Arkansas facility (the “El Dorado Facility”).

The Agreement requires Weatherly to license certain process technologies and to provide engineering and advisory services in connection with the construction of the nitric acid plant. Pursuant to the terms of the Agreement, Weatherly will also supply to the plant site certain major equipment. The total consideration to by paid by EDCC under the Agreement is approximately $57 million, subject to customary retainage with respect to equipment and materials. The nitric acid plant is expected to be operational by mid-2015.

The Company is currently negotiating a contract for the purchase of a plant to work in conjunction with the new nitric acid plant that further concentrates a portion of the output up to 98.5% strength. The estimated cost of the new nitric acid plant, together with the cost of the nitric acid concentrator plant and supporting facilities, including construction, is anticipated to total approximately $120 million (including amounts to be paid under the Agreement). The Company expects a substantial portion of this cost to be paid from insurance proceeds resulting from the May 15, 2012 event that damaged the El Dorado Facility. However, the actual amount of insurance proceeds is not known at this time.

The Company’s press release, issued December 4, 2012, is attached to this report as Exhibit 99.1.

El Dorado Facility Sulfuric Acid Plant

On December 4, 2012, the Company announced the recommencement of operations at the El Dorado Facility’s sulfuric acid plant. The Company’s press release, issued December 4, 2012, is attached to this report as Exhibit 99.1.

Cautionary Note Regarding Forward-Looking Statements

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements generally are identifiable by use of the words “believe,” “expects,” “intends,” “plans to,” “estimates,” “projects” or similar expressions, and such forward-looking statements include, but are not limited to, the nitric acid plant is expected to be operational by mid-2015, the total cost of the new plants including construction, and the amount of insurance proceeds. Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from the forward-looking statements, as a result of various factors, including, without limitation, general economic conditions, negotiations with our insurance companies, ability to obtain replacement and repair equipment and parts in a timely manner, weather conditions, labor conditions, and other factors set forth under “A Special Note Regarding Forward-Looking Statements” in our Form 10-K for year ended December 31, 2011, and the Form 10-Qs for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press release, dated December 4, 2012.

99.2	Contract, between Weatherly Inc. and El Dorado Chemical Company, dated November 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2012

LSB INDUSTRIES, INC.

By:	/s/ Tony M. Shelby
Tony M. Shelby, Executive Vice President of Finance, Chief Financial Officer